Exhibit 99.2

                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

   Check this box if no longer subject to
   Section 16:                                    [ ]

   Name and Address:                              Oracle Associates, LLC
                                                  200 Greenwich Avenue,
                                                  3rd Floor
                                                  Greenwich, CT 06830

   Issuer and Ticker Symbol:                      Mediware Information Systems,
                                                  Inc. (MEDW)

   Date of Earliest Transaction:                  ---

   Relationship to Issuer:                        10% Owner

   Designated Filer:                              Larry N. Feinberg

   TABLE I INFORMATION
   Title of Security:                             Common Stock
   Transaction Date:                              8/08/06
   Transaction Code:                              S
   Securities Disposed:                           65,000
   Acquired or Disposed:                          D
   Price:                                         $8.00
   Ownership Form:                                I
   Amount Beneficially Owned After Transaction    844,600
   Nature of Indirect Beneficial Ownership        (3)



   Signature:                                     ORACLE ASSOCIATES, LLC


                                                  By: /s/  LARRY N. FEINBERG
                                                      --------------------------
                                                      Name:  Larry N. Feinberg
                                                      Title: Managing Member

    Date:                                         August 11, 2006

Explanation of Responses:

(3) See Exhibit 99.1.